Exhibit 99 - First Commonwealth Financial Corporation Press Release dated October 20, 2005

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
DATE:	October 20, 2005	(724) 349-7220

First Commonwealth Reports 2005 Third Quarter Financial Results
Deposit and Loan Growth Continues

INDIANA, PENNSYLVANIA - October 20, 2005 - First Commonwealth Financial Corporation (NYSE: FCF) reported financial results for the third quarter ended September 30, 2005.

Third-Quarter Results

The Corporation reported third quarter 2005 net income of $13.0 million, or $0.19 per diluted share, compared to a net loss of $2.8 million, or $(0.04) per diluted share, in the same period last year.  The third-quarter results included a restructuring charge of $2.7 million ($1.8 million after tax, or $0.03 per diluted share) related to the previously disclosed restructuring of the Corporation's organizational structure and related personnel changes.  The $2.7 million included $0.7 million in expenses related to the execution of a management contract, which was previously disclosed.  The Corporation expects to record additional restructuring charges during the fourth quarter of 2005.  The amount of the additional restructuring charges has not yet been quantified.  The reorganization is expected to result in prospective annual pretax cost savings of approximately $2.8 million.  Last year's third quarter results included a non-recurring charge of $29.5 million ($19.2 million after tax, or $0.28 per diluted share) representing a penalty for the prepayment of Federal Home Loan Bank (FHLB) long-term borrowings.  The third quarter of 2005 included the operations of three new branch offices (including the Corporation's newest branch opened in July at Pittsburgh Mills, western Pennsylvania's newest and largest commercial retail real estate development project) that were not included in the third quarter of last year.  Third-quarter return on average equity was 9.62% and return on average assets was 0.83% compared with (2.13%) and (0.18%), respectively in the corresponding period last year.

During the third quarter, in addition to the reorganization, the company also announced numerous management changes, including the appointment of Gerard M. Thomchick as President and Chief Executive Officer of First Commonwealth Bank.

Year-to-Date Results

Net income for the nine months ended September 30, 2005 was $46.1 million, or $0.66 per diluted share, compared with $22.1 million, or $0.34 per diluted share, in the corresponding period last year.  Included in the nine month results are the previously mentioned restructuring charge this year and last year's prepayment penalty.  Return on average equity for the nine-month period was 11.53% and return on average assets was 0.99% compared with 6.14% and 0.52%, respectively for the same period last year.

Net Interest Income

Net interest income for the third quarter of 2005 decreased $3.1 million, or 6.6%, to $43.0 million from $46.1 million in last year's third quarter.  Third-quarter net interest margin (net interest income as a percentage of average earning assets on a fully tax-equivalent basis) declined 16 basis points to 3.22%, compared with 3.38% in the corresponding period last year.  The decline in net interest margin was due primarily to funding costs increasing at a faster rate than yields on earning assets.  Average earning assets for the third quarter were comparable to the same period last year.

Year-to-date, net interest margin increased three basis points to 3.30% compared with 3.27% in last year's nine month period.  Yields on earnings assets (on a fully tax-equivalent basis) for the nine month period increased 34 basis points to 5.64%, while cost of funds increased 33 basis points to 2.61%.

As of September 30, 2005, net loans and deposits increased 2.8% and 5.6%, respectively, from the balances at year end 2004.

Other Income

Total other income for the third quarter of 2005 declined 2.1% to $11.6 million from $11.8 million in the same period last year due primarily to the decrease in income related to the previously disclosed sale of the Corporation's merchant services business, partially offset by increases in deposit service charges and card related interchange income.

Year-to-date total other income increased 10.0% to $40.1 million from $36.5 million in the same period last year.  The increase was due primarily to gains from the previously disclosed sale of branch offices and merchant processing operation, higher deposit service charges and card related interchange income, partially offset by lower net securities gains and the previously mentioned decline in merchant processing income.

Other Expenses

Other expenses for the third quarter of 2005 declined to $36.3 million from $64.1 million in the corresponding period last year.  The third quarter included the previously mentioned $2.7 million restructuring charge this year and $29.5 million charge for the penalty on prepayment of FHLB borrowings last year.  Higher third-quarter salaries and employee benefit costs were offset by lower other operating expenses related in part to the sale of the Corporation's merchant processing operations.

Year-to-date, other expenses declined to $106.8 million, or 17.4%, from $129.3 million in the same period last year.  This year's nine month period included the previously mentioned restructuring charge and last year's period included the FHLB prepayment penalty and merger and integration costs.  During the first nine months of 2005, the Corporation experienced increases in salaries and employee benefit costs, occupancy expense, Pennsylvania shares taxes, and intangible amortization costs.

Credit Quality and Provision for Credit Losses

As of September 30, 2005, total nonperforming loans (including loans past due 90 days but still accruing) increased to $25.8 million compared with $24.7 million at September 30, 2004.  Loans past due 90 days but still accruing increased $1.8 million to $14.6 million, but were partially offset by a $0.7 million decrease in nonaccrual loans to $11.0 million.  Nonperforming loans as a percentage of total loans were 0.71% at September 30, 2005 compared with 0.70% at September 30, 2004.  The Corporation believes that the allowance for credit losses is adequate at the present time.

Third-quarter 2005 provision for credit losses increased to $2.9 million from $2.7 million in the same period last year.  Net charge offs increased for the quarter to $2.7 million compared with $2.2 million in the third quarter last year.

Year-to-date provision for credit losses increased to $7.6 million from $7.3 million in the same period last year.  Net charge offs for the period increased to $7.1 million from $6.5 million in the corresponding period last year.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.2 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates in 16 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank.  Financial services and insurance products are also provided through First Commonwealth Insurance Agency, First Commonwealth Trust Company, and First Commonwealth Financial Advisors, Inc.  The company also operates First Commonwealth Systems Corporation, a data processing subsidiary, First Commonwealth Professional Resources, a support services subsidiary, FraMal Holdings Corporation, an investment services company, and jointly owns Commonwealth Trust Credit Life Insurance Company, a credit life reinsurance company.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results.  Such risks and uncertainties are detailed in the Corporation's filings with the Securities and Exchange Commission.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter Ended		For the 9 Months
	September 30,		Ended September 30,
	2005	2004	2005	2004
Interest income	$79,248	$74,940	$232,425	$202,410
Interest expense	36,214	28,881	100,819	81,109
Net interest income	43,034	46,059	131,606	121,301
Provision for credit losses	2,850	2,675	7,594	7,295
Net interest income after provision for credit losses	40,184	43,384	124,012	114,006

Net securities gains	34	51	519	4,046
Trust income	1,417	1,413	4,198	4,123
Service charges on deposits	4,226	4,059	11,775	11,019
Gain on sale of branch	0	0	3,090	0
Gain on sale of merchant services business	0	0	1,991	0
Insurance commissions	1,089	1,046	2,832	2,715
Income from bank owned life insurance	1,359	1,333	4,035	3,847
Merchant discount income	353	988	2,074	2,723
Card related interchange income	1,265	986	3,568	2,496
Other income	1,817	1,927	6,067	5,514
Total other income	11,560	11,803	40,149	36,483

Salaries and employee benefits	18,320	17,303	54,482	51,147
Net occupancy expense	2,671	2,540	8,378	6,894
Furniture and equipment expense	2,844	3,064	8,473	8,290
Data processing expense	818	1,079	2,738	2,805
Pennsylvania shares tax expense	1,236	1,140	3,739	3,414
Intangible amortization	565	565	1,696	877
Merger and integration charges	0	(39)	0	2,125
Restructuring charges	2,704	0	2,704	0
Debt prepayment fees	0	29,495	0	29,495
Other operating expense	7,145	8,906	24,558	24,267
Total other expenses	36,303	64,053	106,768	129,314
Income (loss) before income taxes	15,441	(8,866)	57,393	21,175
Applicable income taxes (benefit)	2,445	(6,071)	11,340	(913)
Net income (loss)	$12,996	($2,795)	$46,053	$22,088

Average shares outstanding	69,242,056	69,077,293	69,239,005	64,784,404
Average shares outstanding assuming dilution	69,787,884	69,701,327	69,834,460	65,328,753

Per Share Data:
Basic earnings per share	$0.19	($0.04)	$0.67	$0.34
Diluted earnings per share	$0.19	($0.04)	$0.66	$0.34
Cash dividends per share	$0.165	$0.160	$0.495	$0.480

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	September 30,	December 31,
	2005	2004
Assets
Cash and due from banks on demand	$90,139	$79,591
Interest-bearing bank deposits	87	2,403
Securities available for sale, at market	1,990,929	2,162,313
Securities held to maturity, at amortized cost
(Market value $93,344 in 2005 and $81,886 in 2004)	90,639	78,164

Loans:
Portfolio loans	3,611,535	3,512,774
Loans held for sale	1,744	2,311
Unearned income	(142)	(252)
Allowance for credit losses	(41,537)	(41,063)
Net loans	3,571,600	3,473,770

Premises and equipment	62,185	56,965
Other real estate owned	1,520	1,814
Goodwill	122,702	123,607
Amortizing intangibles, net	15,817	17,513
Other assets	215,423	202,338
Total assets	$6,161,041	$6,198,478

Liabilities
Deposits (all domestic):
Noninterest-bearing	$500,834	$480,843
Interest-bearing	3,558,849	3,363,632
Total deposits	4,059,683	3,844,475

Short-term borrowings	738,233	946,474
Other liabilities	37,390	35,977

Subordinated debentures	108,250	108,250
Other long-term debt	696,580	731,324

Total long-term debt	804,830	839,574
Total liabilities	5,640,136	5,666,500

Shareholders' Equity
Common stock $1 par value per share	71,978	71,978
Additional paid-in capital	174,015	175,453
Retained earnings	318,751	307,363
Accumulated other comprehensive income (loss)	(10,195)	10,002
Treasury stock	(22,116)	(26,643)
Unearned ESOP shares	(11,528)	(6,175)
Total shareholders' equity	520,905	531,978
Total liabilities and shareholders' equity	$6,161,041	$6,198,478

Shares issued	71,978,568	71,978,568
Shares outstanding	70,227,342	69,868,908
Treasury shares	1,751,226	2,109,660
Book value per share	$7.42	$7.61
Market value per share	$13.33	$15.39

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Quarter To Date Average Balance Sheets and
Net Interest Analysis At September 30,
		2005			2004
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Time deposits with banks	$706	$8	4.70%	$6,822	$8	0.46%
Tax free investment securities	284,993	3,244	6.95%	267,378	3,048	6.98%
Taxable investment securities	1,830,229	19,057	4.13%	2,020,448	20,410	4.02%
Federal funds sold	1,456	12	3.41%	421	2	1.34%
Loans, net of unearned income (b)(c)	3,633,852	56,927	6.42%	3,508,856	51,472	6.02%
Total interest-earning assets	5,751,236	79,248	5.72%	5,803,925	74,940	5.36%

Noninterest-earning assets:
Cash	82,298			79,522
Allowance for credit losses	(42,036)			(43,239)
Other assets	429,738			430,004
Total noninterest-earning assets	470,000			466,287
Total Assets	$6,221,236			$6,270,212

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$571,916	$1,456	1.01%	$569,966	$620	0.43%
Savings deposits (d)	1,334,392	5,164	1.54%	1,256,362	3,265	1.03%
Time deposits	1,656,868	14,265	3.42%	1,572,795	11,536	2.92%
Short-term borrowings	768,281	6,437	3.32%	936,304	3,639	1.55%
Long-term debt	831,864	8,892	4.24%	914,805	9,821	4.27%
Total interest-bearing liabilities	5,163,321	36,214	2.78%	5,250,232	28,881	2.19%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	497,754			476,171
Other liabilities	24,201			21,636
Shareholders' equity	535,960			522,173
Total noninterest-bearing funding sources	1,057,915			1,019,980
Total Liabilities and Shareholders' Equity	$6,221,236			$6,270,212

Net Interest Income and Net Yield on Interest-Earning Assets		$43,034	3.22%		$46,059	3.38%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c) Loan income includes net loan fees.
(d) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made forregulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Year To Date Average Balance Sheets and
Net Interest Analysis At September 30,
		2005			2004
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Time deposits with banks	$804	$22	3.67%	$5,299	$23	0.59%
Tax free investment securities	277,829	9,426	6.98%	244,936	8,421	7.07%
Taxable investment securities	1,875,527	58,625	4.18%	1,918,570	57,025	3.97%
Federal funds sold	5,964	136	3.05%	498	4	1.03%
Loans, net of unearned income (b)(c)	3,590,481	164,216	6.31%	3,159,920	136,937	5.98%
Total interest-earning assets	5,750,605	232,425	5.64%	5,329,223	202,410	5.30%

Noninterest-earning assets:
Cash	80,807			72,941
Allowance for credit losses	(41,826)			(40,440)
Other assets	428,829			343,876
Total noninterest-earning assets	467,810			376,377
Total Assets	$6,218,415			$5,705,600

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$564,832	$3,554	0.84%	$533,762	$1,442	0.36%
Savings deposits (d)	1,312,897	13,703	1.40%	1,093,040	7,966	0.97%
Time deposits	1,615,324	39,209	3.25%	1,495,284	33,474	2.99%
Short-term borrowings	834,712	17,862	2.86%	750,761	7,264	1.29%
Long-term debt	843,265	26,491	4.20%	874,397	30,963	4.73%
Total interest-bearing liabilities	5,171,030	100,819	2.61%	4,747,244	81,109	2.28%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	488,113			443,456
Other liabilities	25,406			34,501
Shareholders' equity	533,866			480,399
Total noninterest-bearing funding sources	1,047,385			958,356
Total Liabilities and Shareholders' Equity	$6,218,415			$5,705,600

Net Interest Income and Net Yield on Interest-Earning Assets		$131,606	3.30%		$121,301	3.27%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c) Loan income includes net loan fees.
(d) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Asset Quality Data At September 30,
	2005	2004
Loans on nonaccrual basis	$11,039	$11,784
Past due loans	14,608	12,779
Renegotiated loans	176	185
Total nonperforming loans	$25,823	$24,748
Loans outstanding at end of period	$3,613,137	$3,533,509
Average loans outstanding(year-to-date)	$3,590,481	$3,159,920
Allowance for credit losses	$41,537	$43,162
Nonperforming loans as percent of total loans	0.71%	0.70%
Net charge-offs(year-to-date)	$7,120	$6,501
Net charge-offs as percent of average loans (annualized)	0.27%	0.27%
Allowance for credit losses as percent of average loans
outstanding	1.16%	1.37%
Allowance for credit losses as percent of nonperforming
loans	160.85%	174.41%
Other real estate owned	$1,520	$2,295

Profitability Ratios
	For the Quarter Ended		For the 9 Months
	September 30,		Ended September 30,
	2005	2004	2005	2004
Return on average assets	0.83%	-0.18%	0.99%	0.52%
Return on average equity	9.62%	-2.13%	11.53%	6.14%
Efficiency ratio (FTE) (a)	62.35%	104.86%	58.64%	77.47%
Fully tax equivalent adjustment	$3,634	$3,222	$10,305	$9,134

(a) Efficiency ratio is "total other expenses" as a percentage of total revenue.
Total revenue consists of "net interest income, on a fully tax-equivalent basis," plus "total other income."